UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2010
___________

MIDDLEBURG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

On November 17, 2010, Middleburg Financial Corporation (the “Company”) amended and restated its Supplemental Benefit Plan (the “SERP”).  The amendments to the SERP include: (i) a revision to the participants’ annual benefit calculation, such that contributions to participants’ accounts will be based on participants’ amount of base compensation instead of annual compensation (including bonuses and commissions); (ii) a change to the earnings rate used to calculate earnings credited to participants’ accounts; (iii) a clarification that the earnings rate in effect when distributions to a participant commence will continue to be applied to a participant’s account during the entire period over which benefits are distributed to such participant; and (iv) other immaterial revisions.

The full text of the amended and restated SERP is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Supplemental Benefit Plan, as amended and restated effective
November 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: November 22, 2010	By:	/s/ Gary R. Shook
Gary R. Shook
President
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Supplemental Benefit Plan, as amended and restated effective
November 17, 2010.